Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-230759 on Form S-8 of our report dated March 27, 2020, relating to the financial statements of Diamond S Shipping Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

March 27, 2020